UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 5, 2007
FIRST SOLAR, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33156 (Commission File Number)	20-4623678 (I.R.S. Employer Identification No.)
4050 East Cotton Center Boulevard
Building 6, Suite 68
Phoenix, Arizona 85040
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (602) 414-9300
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 9.01. Financial Statements and Exhibits.
Signature
EX-99.1

Item 1.01. Entry into a Material Definitive Agreement.
     On November 5, 2007, First Solar, Inc. (“First Solar”) announced its entry into two new long-term supply contracts. These new contracts increase the total volume of modules to be sold by First Solar between 2008 and 2012 by an aggregate of 557MW, allowing for additional sales of approximately $1 billion at an assumed exchange rate of $1.30/€1.00.
     Details of the new long-term supply contracts are as follows:
     (i) Framework Agreement on the Sale and Purchase of Solar Modules between First Solar, GmbH and Babcock & Brown Enexon Trading Ltd., dated November 5, 2007; and
     (ii) Framework Agreement on the Sale and Purchase of Solar Modules between First Solar, GmbH and Ecostream Switzerland GmbH, dated November 5, 2007.
     A copy of the press release announcing the new supply contracts is attached hereto as Exhibit 99.1 and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
99.1	Press Release of First Solar issued on November 5, 2007.

Signature
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST SOLAR, INC.
Date: November 5, 2007	By:	/s/ I. Paul Kacir
		Name:	Paul Kacir
		Title:	Corporate Secretary